EXHIBIT 99.1
For Immediate Release
Local.com Reports Third Quarter 2007 Financial Results
IRVINE, Calif., November 5, 2007 — Local.com Corporation (NASDAQ: LOCM), a leading local search engine, today reported its financial results for the third quarter 2007.
“In the third quarter, Local.com delivered strong revenue growth, completed a key acquisition and strengthened its balance sheet,” said Heath Clarke, CEO, Local.com. “Our strategic plan has always included direct advertisers. During the third quarter we launched an outbound telesales pilot program to test the market for our Local.com ad products for small businesses. As a result of the success of this program, we are planning to significantly ramp our sales operations beginning in the fourth quarter. The addition of our own direct advertisers to the site will greatly increase monetization and ultimately drive Local.com back to profitability.”
Q3 Highlights:
•	Revenue — Third quarter of 2007 revenue of $5.6 million was at the mid range of guidance. This represented growth of 38% over the third quarter 2006 and growth of 10% over the second quarter 2007.
•	Local Search — Local search revenue was $5.0 million for the third quarter of 2007, up 81% over the third quarter of 2006 and up 21% over the second quarter 2007.
•	Net Loss — Third quarter of 2007 net loss of $9.3 million was within guidance and included non-cash expenses of $7.0 million or $0.54 per share. Basic and diluted net loss per share was $0.71.

The non-cash expenses of $7.0 million consisted of depreciation and amortization ($593,000); stock based compensation ($370,000); and interest expense related to the convertible debentures ($6.1 million).

•	Increased Monetization — Revenue per thousand visitors (RKV) was $168, up 95% from $86 in the third quarter of 2006 and up 10% from $153 RKV in the second quarter of 2007.

•	Completed acquisition of PremierGuide, Inc, — In July, we acquired one of the largest providers of online business directories to regional media publishers such as newspapers, TV and radio stations, and city portals.

•	Converted all outstanding debentures - All outstanding convertible notes were converted into 2.0 million shares of common stock in July. The company currently has no debt.

•	Launched Outbound Telesales Pilot Program — In July we began selling subscription ad products directly to local businesses.

•	Completed $13 Million Financing — In August, we announced the sale of 2,356,900 shares of the company’s common stock in a private placement transaction for $5.50 per share. The gross proceeds of approximately $13 million are expected to be used for acquisitions, to expand direct sales channel development, to protect the company’s growing intellectual property portfolio and for general working capital.

•	Released Local.com UK Site from Beta — In September, we released the company’s UK site (http://uk.local.com) from beta status and launched an enhanced user-interface that incorporates advanced search capabilities.

•	Received WebAward Standard of Excellence — In September, the company was honored with a 2007 WebAward by the Web Marketing Association. The company’s website, www.local.com, was awarded a Standard of Excellence WebAward in the Directory and Search Engine category for outstanding achievement in web development.

•	Renewed Distribution Relationship with Yahoo! — In August, the company renewed a multi-year agreement in which Yahoo! will continue to deliver its sponsored search results to Local.com, including Local.com’s recently expanded local search network.
Financial Guidance and Balance Sheet:
The company expects fourth quarter 2007 revenue of between $5.7 million and $5.9 million, the mid-range of which is a 3% increase over the third quarter 2007. We expect the mid-range of local search revenue to be approximately $5.4 million, an increase of 8% over the third quarter 2007. The company expects net loss for the fourth quarter 2007 to be between $2.4 million and $2.6 million, or $0.17 — $0.18 per share, which includes non-cash expenses of $0.9 million or $0.06 per share. The loss per share forecast assumes 14.2 million weighted average shares outstanding.
The non-cash expenses of $0.9 million consist of stock based expense of $328,000; and depreciation and amortization of $588,000.
On September 30, 2007, the Company had $18.1 million in cash and marketable securities and no debt.
Conference Call Information
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Doug Norman will host a conference call today at 5:00 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-713-8307 or 1-617-597-5307, passcode # 30210175. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com
Local.com (NASDAQ: LOCM) is a top U.S. website attracting approximately 10 million visitors each month seeking information on local businesses, products and services. The company also owns and operates a UK version of the Local.com site (http://uk.local.com). Local.com is also one of the largest local search syndication networks, publishing business information on over 400 regional media sites. Powered by the company’s Keyword DNA® technologies and patented local web indexing, Local.com provides users with targeted, relevant local search results, including special offers from local businesses, user reviews, local businesses’ website links, maps, driving directions and more. Businesses can advertise on Local.com with subscription, pay-per-click, banner and pay-per-call ad products. The site’s mobile service, Local Mobile™, provides local search results via mobile phones and devices. Local.com claims U.S. patent numbers 7,231,405 and 7,200,413. For more information visit: www.local.com.
Forward-Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend’ and similar expressions, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Media Contacts:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com
Tila Pacheco
Madison Alexander PR
714-256-8452
tila@madisonalexanderpr.com
Investor Relations Contact:
John Baldissera
BPC Financial Marketing
800-368-1217

LOCAL.COM CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,114	$3,264
Restricted cash	59	41
Marketable securities	1,994	1,972
Accounts receivable, net of allowances of $10 and $9, respectively	3,369	2,091
Prepaid expenses and other current assets	220	302

Total current assets	21,756	7,670

Property and equipment, net	1,701	2,028
Intangible assets, net	3,482	2,813
Goodwill	13,224	12,213
Long-term restricted cash	66	125
Deposits	12	42

Total assets	$40,241	$24,891

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,926	$2,851
Accrued compensation	427	328
Deferred rent	343	432
Other accrued liabilities	332	374
Notes payable	—	63
Deferred revenue	206	245

Total liabilities, all current	5,234	4,293

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 14,181,805 and 9,297,502 issued and outstanding, respectively	—	—
Additional paid-in capital	81,578	51,657
Accumulated comprehensive loss	(5)	(27)
Accumulated deficit	(46,566)	(31,032)

Stockholders’ equity	35,007	20,598

Total liabilities and stockholders’ equity	$40,241	$24,891

LOCAL.COM CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue	$5,614	$4,059	$15,593	$10,584

Operating expenses:
Search serving	1,116	1,126	2,884	4,087
Sales and marketing	5,298	3,645	14,698	9,258
General and administrative	1,143	1,295	3,654	4,647
Research and development	621	643	1,871	2,212
Amortization of intangibles	315	236	796	710

Total operating expenses	8,493	6,945	23,903	20,914

Operating loss	(2,879)	(2,886)	(8,310)	(10,330)

Interest and other income (expense), net	(6,418)	54	(7,224)	242

Loss before income taxes	(9,297)	(2,832)	(15,534)	(10,088)

Provision for income taxes	—	—	1	2

Net loss	$(9,297)	$(2,832)	$(15,535)	$(10,090)

Per share data:

Basic net loss per share	$(0.71)	$(0.31)	$(1.47)	$(1.09)

Diluted net loss per share	$(0.71)	$(0.31)	$(1.47)	$(1.09)

Basic weighted average shares outstanding	13,106,117	9,257,201	10,590,686	9,234,118
Diluted weighted average shares outstanding	13,106,117	9,257,201	10,590,686	9,234,118
Supplemental statements of operations information:

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Non-cash stock based compensation expense:
Sales and marketing	$151	$96	$364	$467
General and administrative	168	262	661	1,324
Research and development	51	42	183	191

Total non-cash stock-based compensation expense	$370	$400	$1,208	$1,982

Basic and diluted net compensation expense per share	$0.03	$0.04	$0.11	$0.21

Interest and other income (expense), net:
Interest income	$175	$72	$342	$269
Interest expense	(526)	(3)	(887)	(6)
Interest expense — non-cash	(6,067)	—	(6,679)	—
Gain on sale of fixed assets	—	—	—	15
Realized loss on sale of marketable securities	—	(15)	—	(36)

Total interest and other income (expense), net	$(6,418)	$54	$(7,224)	$242